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                      COMMON STOCK SUBSCRIPTION AGREEMENT



                                                                  May   , 1998



American Asset Management Corp.
150 Morristown Road
Bernardsville, New Jersey  07924


Gentlemen:

         The undersigned ("Subscriber") hereby tenders this Common Stock Subscription Agreement ("Agreement") subject to the terms and conditions set forth herein. If you are in agreement, please indicate your acceptance by executing this Agreement in the space provided and returning one executed counterpart to Subscriber.

1. Subscription.

   -------------
         Subscriber hereby subscribes for the purchase of 50,000 shares (the "Shares") of Common Stock, no par value ("Common Stock"), of American Asset Management Corp., a New Jersey corporation ("Issuer"), for an aggregate purchase price of $ 150,000, to be paid to Issuer by Subscriber in the manner set forth in Section 2 hereof.

2. Payment for and Delivery of Shares.
   -----------------------------------

         2.1. In payment of the purchase price for the Shares by Subscriber will be made by check payable to the Issuer or by wire transfer in accordance with instructions provided to the Subscriber by the Issuer.

         2.2. Upon the payment in full of the purchase price of the Shares the Issuer will instruct the transfer agent for the Common Stock to issue a certificate representing the Shares to Subscriber to be delivered to the Subscriber's address set forth below.








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3. Restrictions on Transfer.
   -------------------------

         3.1. Subscriber agrees that it will not sell, assign or transfer any of the Shares in violation of the Securities Act of 1933, as amended (the "Act"), or any other applicable state securities laws ("Other Securities Laws") unless such Shares are registered under the Act and Other Securities Laws or an exemption from such registration is applicable to such transfer. It shall be a condition to any such transfer that Issuer shall be furnished with an opinion of counsel, reasonably satisfactory to Issuer, to the effect that the proposed transfer would be in compliance with the Act and Other Securities Laws.

         3.2. Subscriber understands that the certificate(s) representing the Shares will bear a restrictive legend thereon substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION."

         3.3. Subscriber understands that Issuer will direct the Transfer Agent for the Common Stock to place a stop transfer instruction against the certificate(s) representing the Shares issued pursuant to this Agreement and will instruct the Transfer Agent to refuse to effect any transfer thereof in the absence of a Registration Statement declared effective by the Securities and Exchange Commission ("SEC") with respect to the Shares or a favorable opinion of counsel, satisfactory to Issuer, that such transfer is exempt from registration under the Act and any Other Securities Laws.

         3.4. Subscriber understands that it has no rights whatsoever to request, and that the Issuer is under no obligation whatsoever to furnish, a registration of the Shares under the Act or any Other Securities Laws, except under the terms of the Registration Rights Agreement, in the form of Exhibit A attached hereto (the "Registration Rights Agreement"), between the Issuer and Subscriber.

4. Subscriber's Representations and Warranties.
   --------------------------------------------

         In order to induce Issuer to execute this Agreement and to consummate the transactions set

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forth herein, Subscriber and Nathan A. Low, the beneficiary of the Subscriber
(the "Beneficiary") hereby represent and warrant with and covenant to Issuer as follows:

         4.1. The Subscriber has all requisite power and authority to enter into this Agreement and the Registration Rights Agreement and subscriber for the Shares pursuant hereto.

         4.2. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by or on behalf of the Subscriber and constitutes the valid and binding obligation of the Subscriber enforecable against the Subscriber in accordance with its terms.

         4.3. Subscriber acknowledges that its representatives and the Beneficiary have had the opportunity to ask questions of and receive answers from qualified representatives of the Issuer concerning the business of the Issuer and the terms and conditions of this Agreement, and all of such questions have been answered to such representatives' and the Beneficiary's satisfaction. Subscriber's representatives and the Beneficiary have reviewed the Issuer's Annual Report on Form 10-K for the year ended December 31, 1996, a copy of which is attached hereto as Exhibit B, the Issuer's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, a copy of which is attached hereto as Exhibit C, the Issuer's audited financial statements as of December 31, 1997 and for the years ended December 31, 1996 and 1997 a copy of which is attached hereto as Exhibit D and the Company's May 8, 1998 press release relating to earnings for its fiscal year ended December 31, 1997 and the quarter ended March 31, 1998, a copy of which is attached hereto as Exhibit
E. In addition, the Subscriber acknowledges that as a result of the Company's being subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), the Subscriber's representatives and the Beneficiary have had access to, and an opportunity to review all other periodic and other reports filed by the Company with the SEC pursuant to the Exchange Act.

         4.4. Subscriber represents that its representatives and the Beneficiary are sophisticated investors familiar with the type of risks inherent in the acquisition of securities such as the Shares and that, by reason of their knowledge and experience in financial and business matters in general, and investments of this type in particular, they are each capable of evaluating the merits and risks of an investment by Subscriber in the Shares, including, but not limited to the risks enumerated in Exhibit F attached hereto. Such representatives and the Beneficiary have performed their own due diligence investigation in connection with Subscriber's subscription for the Shares.

         4.5 Subscriber's and the Beneficiary's financial condition are such that they are under no present need, in order to satisfy any existing or contemplated agreement, understanding or indebtedness, to dispose of any portion of the Shares which Subscriber is purchasing hereunder. Subscriber and the Beneficary are each able to bear the economic risk of an investment in the Shares, including, without limiting the generality of the foregoing, the risk of losing part or all of its investment in the Shares and Subscriber's probable inability to sell or transfer the Shares for an indefinite period of time.

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         4.6. Subscriber and the Beneficiary are acquiring the Shares for
Subscriber's own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Act or Other Securities Laws.

         4.7. Subscriber and the Beneficiary are aware that any sales of the Shares which may be made in reliance upon Rule 144 promulgated under the Act, may be made only if Issuer is in compliance with the reporting and other requirements under Rule 144, and then only in limited amounts, after the required holding periods, and otherwise in accordance with the terms and conditions of Rule 144.

         4.8. Subscriber and the Beneficiary understand that Issuer is not obligated to Subscriber or the Beneficary to remain current, under the reporting requirements of Section 13 of the Exchange Act.

         4.9. Subscriber and the Beneficiary represent that they each are an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Act.

         4.10. Subscriber and the Beneficiary each acknowledges that Issuer has relied on the representations contained herein and that the statutory basis for exemption from the requirements of Section 5 of the Act may not be present if, notwithstanding such representations, Subscriber and the Beneficiary were acquiring the Shares for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

5. Issuer's Representations and Warranties.
   ----------------------------------------

         In order to induce Subscriber to execute this Agreement and to consummate the transactions set forth therein, Issuer hereby represents and warrants with and covenants to Subscriber as follows:

         5.1. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

         5.2. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by or on behalf of the Issuer and constitutes the valid and binding obligation of the Issuer enforecable against the Issuer in accordance with its terms.


         5.3. The Shares have been duly and validly authorized, and their issuance and sale to the Subscriber pursuant to this Agreement have been duly authorized by the Board of Directors of the Issuer.


6. Miscellaneous.
   --------------


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         6.1. The representations and warranties contained herein shall be true at and as of the respective dates of delivery of the Shares to Subscriber as though such representations and warranties were made at and as of such respective dates.

         6.2. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New Jersey.

         6.3. Each party hereto agrees to use its best efforts to take any action which may be reasonably requested by the other party hereto in order to effectuate or implement the provisions of this Agreement.

         6.4. The rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors.

         6.5. This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.

         6.6. All notices required or permitted to be given hereunder shall be personally delivered, sent by courier service or mailed by certified or registered mail, postage prepaid, to the respective parties at the addresses set forth herein and shall be deemed given upon receipt.














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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                SUBSCRIBER:

                                NATHAN LOW IRA


                           By:  /s/ Nathan Low
                                -----------------------------
                                Name:Nathan Low
                                Title:

                                Address:   c/o Bear Stearns/Sunrise
                                           Foundation
                                           135 East 57th Street-11th Floor
                                           New York, New York 10022



                                ISSUER:

                                AMERICAN ASSET MANAGEMENT CORP.


                                By: /s/ Richard G. Gagliardi
                                    ------------------------


                                /s/ Nathan Low
                                -----------------------------------------------
                                NATHAN LOW (as to the representations contained in Section 4 of this Agreement)

















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